EXHIBIT 99.1


                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

            February 29, 2004 (Audited) and June 30, 2004 (Unaudited)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report................................................ F-1

Consolidated Balance Sheets................................................. F-2

Consolidated Statements of Operations and Other Comprehensive Income (Loss). F-3

Consolidated Statements of Stockholders' Equity..............................F-4

Consolidated Statements of Cash Flows....................................... F-5

Notes to Consolidated Financial Statements...................................F-6

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Cadogan Investments Limited and Subsidiaries

We have audited the accompanying consolidated balance sheet of Cadogan Investments Limited and Subsidiaries (collectively the "Company") as of February 29, 2004 and the related consolidated statements of operations and other comprehensive income (loss), stockholders' equity, and cash flows for the years ended February 29, 2004 and February 28, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with South African auditing standards, which are substantially similar to auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cadogan Investments Limited and Subsidiaries as of February 29, 2004 and the results of their operations and their cash flows for the years ended February 29, 2004 and February 28, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/Logista Incorporated
Chartered Accountants (S.A.)
September 27, 2004

Stellenbosch, South Africa

                  Cadogan Investments Limited and Subsidiaries
                           Consolidated Balance Sheets

                                                    February 29,      June 30,
                                                        2004            2004
                                                     (Audited)      (Unaudited)
                                                    -----------     -----------
ASSETS
Current Assets:
      Cash and cash equivalents                     $   264,067     $   257,694
      Accounts receivable, net                        2,416,797       2,226,637
      Inventories, net                                1,633,782       2,035,726
      Other assets                                        4,830          14,528
                                                    -----------     -----------

Total current assets                                  4,319,476       4,534,585

Property and equipment, net                             385,162         437,890
Identifiable intangible assets, net                   1,585,909       1,486,909
Goodwill                                              1,381,224       1,381,224
                                                    -----------     -----------

Total assets                                        $ 7,671,771     $ 7,840,608
                                                    ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable and accrued expenses         $ 2,440,264     $ 2,584,682
      Taxes payable                                     205,084         225,084
      Deferred tax payable                              485,000         455,000
      Current portion of borrowings                       9,838             742
                                                    -----------     -----------

Total current liabilities                             3,140,186       3,265,508

Long term liabilities                                   600,562         600,000

Minority interest                                     1,431,813       1,581,338

Commitments and contingencies
Stockholders' equity:
      Common stock, $1.00 par value,
        5,000 shares authorized,
        issued and outstanding                            5,000           5,000
      Additional paid-in capital                      2,000,000       2,000,000
      Accumulated deficit                               (16,361)        (52,045)
      Accumulated other comprehensive income            510,571         440,807
                                                    -----------     -----------

Total stockholders' equity                            2,499,210       2,393,762
                                                    -----------     -----------
Total liabilities and stockholders' equity          $ 7,671,771     $ 7,840,608
                                                    ===========     ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

Page F-2

                  Cadogan Investments Limited and Subsidiaries
   Consolidated Statements of Operations and Other Comprehensive Income (Loss)

                                                                                          (Unaudited)
                                                                                ----------------------------
                                                     For the year ended           For the four months ended
                                                ----------------------------    ----------------------------
                                                 February 29,   February 28,      June 30,        June 30,
                                                    2004            2003            2004            2003
                                                ------------    ------------    ------------    ------------
Net Sales                                       $ 10,036,803    $  1,636,933    $  4,416,206    $  3,165,698

Cost of goods sold                                 5,668,395         830,623       2,641,847       2,012,733
                                                ------------    ------------    ------------    ------------

Gross profit                                       4,368,408         806,310       1,774,359       1,152,965

Selling, general and administrative expenses       3,818,716         848,915       1,581,233         858,479
Research and development                             380,934              --         305,266          29,380
Purchased in-process research and development        102,578              --              --              --
                                                ------------    ------------    ------------    ------------

Operating income (loss)                               66,180         (42,605)       (112,140)        265,106

Other income (expense):
      Other income                                    33,582          54,775          84,243          12,225
      Interest expense                               (10,436)         (9,229)         (8,164)         (2,164)
                                                ------------    ------------    ------------    ------------

Total other income                                    23,146          45,546          76,079          10,061
                                                ------------    ------------    ------------    ------------

Income before provision for income
  taxes and minority interest                         89,326           2,941         (36,061)        275,167

Provision (benefit) for income taxes                 105,349          (5,493)        (10,000)         95,000
                                                ------------    ------------    ------------    ------------

Income before minority interest                      (16,023)          8,434         (26,061)        180,167

Minority interest                                      8,724              --           9,623              --
                                                ------------    ------------    ------------    ------------

Net (loss) income                               $    (24,747)   $      8,434    $    (35,684)   $    180,167
                                                ============    ============    ============    ============

Other comprehensive income (loss) and its
   components consist of the following:
      Net (loss) income                         $    (24,747)   $      8,434    $    (35,684)   $    180,167

      Foreign currency translation
      adjustment, net of tax                         341,859         168,712         (69,764)        108,118
                                                ------------    ------------    ------------     -----------

Other comprehensive income (loss)               $    317,112    $    177,146    $   (105,448)   $    288,285
                                                ============    ============    ============    ============
Income (loss) per common share:
      Basic                                     $      (4.95)   $       1.69    $      (7.14)   $      36.03
      Diluted                                   $      (4.95)   $       1.69    $      (7.14)   $      36.03

Weighted average common shares outstanding:
      Basic                                            5,000           5,000           5,000           5,000
      Diluted                                          5,000           5,000           5,000           5,000


              The accompanying notes are an integral part of these
                       consolidated financial statements.

Page F-3

                  Cadogan Investments Limited and Subsidiaries
                 Consolidated Statements of Stockholders' Equity

                                                                                        Accumulated
                                                               Additional                  Other
                                                     Par        Paid-in    Accumulated  Comprehensive
                                       Shares       Value       Capital      Deficit       Income      Totals
                                   ------------  ----------  ------------  -----------  -----------  -----------
Balance on March 1, 2003                 5,000   $   5,000   $        --   $    8,386   $  168,712   $  182,098

      Additional investment by
         sole stockholder                   --          --     2,000,000                              2,000,000
      Net (loss)                                                              (24,747)                  (24,747)
      Foreign currency translation
        adjustment                                                                         341,859      341,859
                                   ------------  ----------  ------------  -----------  -----------  -----------

Balance on February 29, 2004             5,000       5,000     2,000,000      (16,361)     510,571    2,499,210

      Net (loss)                                                              (35,684)                  (35,684)
      Foreign currency translation
        adjustment                                                                         (69,764)     (69,764)
                                   ------------  ----------  ------------  -----------  -----------  -----------

Balance on June 30, 2004                 5,000       5,000   $ 2,000,000   $  (52,045)  $  440,807   $2,393,762
                                   ============  ==========  ============  ===========  ===========  ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

Page F-4

                  Cadogan Investments Limited and Subsidiaries
                      Consolidated Statements of Cash Flows

                                                                                                (Unaudited)
                                                                                         --------------------------
                                                               For the year ended         For the four months ended
                                                           --------------------------    --------------------------
                                                           February 29,   February 28,    June 30,        June 30,
                                                              2004           2003           2004            2003
                                                           -----------    -----------    -----------    -----------
CASH FLOW FROM OPERATING ACTIVITIES:
Net (loss) income                                          $   (24,747)   $     8,434    $   (35,684)   $   275,167
Adjustments to reconcile net (loss) income to
net cash provided by (used in) operating activities:
      Depreciation and amortization                            423,601        328,442        144,246         55,749
      Minority interest                                      1,431,813             --        149,525             --
Changes in operating assets and liabilities:
      Accounts receivable                                     (856,392)      (257,890)       190,160       (441,786)
      Inventories                                             (520,106)        55,456       (401,944)       (81,494)
      Other assets                                              (4,053)            --         (9,698)          (698)
      Deferred tax liability                                   (50,000)            --        (30,000)       (10,000)
      Accounts payable and accrued expenses                 (1,156,901)       642,283        164,418        530,245
                                                           -----------    -----------    -----------    -----------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES           (756,785)       776,725        171,023        232,183

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                            (505,814)      (130,246)       (97,974)       (61,032)
Purchase of marketable securities, net                              --        440,909             --             --
Purchase of subsidiary                                      (1,678,031)      (953,016)            --             --
                                                           -----------    -----------    -----------    -----------

NET CASH USED IN INVESTING ACTIVITIES                       (2,183,845)      (642,353)       (97,974)       (61,032)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable                                     600,000             --             --         11,770
Repayments on notes payable                                    (16,670)       (28,504)        (9,658)        (9,554)
Proceeds from issuance of common stock
  and other equity investments                               2,000,000          5,000             --             --
                                                           -----------    -----------    -----------    -----------

NET CASH PROVIDED (USED IN ) BY FINANCING ACTIVITIES         2,583,330        (23,504)        (9,658)         2,216

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH       341,859        168,640        (69,764)       108,118

Net (decrease) increase in cash and cash equivalents           (15,441)       279,508         (6,373)       281,485

Cash and cash equivalents at beginning of period               279,508             --        264,067        279,508
                                                           -----------    -----------    -----------    -----------

Cash and cash equivalents at end of period                 $   264,067    $   279,508    $   257,694    $   560,993
                                                           ===========    ===========    ===========    ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
      Interest                                             $    10,436    $     9,229    $     8,164    $     2,164
      Income taxes                                         $   152,885    $    61,018    $        --    $        --

Noncash investing and financing activities:
See the accompanying notes for information regarding such activities, including the issuance of preferred stock in a subsidiary in connection with the acquisition of a business and the contribution of inventory by the Company to an affiliate.


              The accompanying notes are an integral part of these
                       consolidated financial statements.


Page F-5

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

1. ORGANIZATION AND BUSINESS

ORGANIZATION

Cadogan Investments Limited ("Cadogan") was incorporated in October 2001 in the Turks and Caicos Islands. The accompanying consolidated financial statements include the accounts of Cadogan and its majority-owned subsidiaries, which are:
Astrata South Africa (Pty) Ltd., formerly Optron (Pty) Ltd. ("Astrata SA"); and Astrata Systems (Pty) Ltd., formerly Nicon Systems (Pty) Ltd. ("Astrata Systems"). The accounts of Astrata SA and Astrata Systems are included in the accompanying consolidated financial statements since their acquisition dates; see Note 5 for additional information.

Except where the context requires otherwise, the entities named in the preceding paragraph are hereinafter collectively referred to as the "Company."

NATURE OF OPERATIONS

The Company, which is in the telematics and Global Positioning System ("GPS") industry, is focused on advanced location-based IT products and services that combine positioning, wireless communications, and information technologies. GPS positioning is based on a technique that precisely measures distances from four or more satellites. The satellites continuously transmit precisely timed radio signals using extremely accurate atomic clocks. A GPS receiver measures distances from the satellites in view by determining the travel time of a signal from the satellite to the receiver, and uses those distances to compute its position. The positional data acquired from the GPS satellites is transmitted in real time using data links over cellular telephone networks or satellite communications if a cellular network is not available.

The Company provides advanced positioning products, as well as monitoring and airtime services to industrial, commercial, governmental entities, academic/research institutions, and professional customers in a number of markets including surveying, utility, construction, homeland security, military, intelligence, mining, agriculture, marine, public safety, and transportation. The Company owns a research and development facility with thirteen years of experience in position and wireless communication technology that has delivered more than 70,000 GPS/GSM fleet management products to customers. GSM (Global Systems for Mobiles) is the dominant cellular telephone standard currently deployed throughout the world.

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Page F-6

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INTERIM FINANCIAL STATEMENTS

Management of the Company has prepared, without audit, the consolidated financial statements as of June 30, 2004 and for the four-month periods ended June 30, 2004 and 2003 (the "interim financial statements"). The interim financial information has been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial reporting. In the opinion of management, all adjustments considered necessary for the fair presentation of the Company's consolidated financial position, results of operations and cash flows have been included in the interim financial statements, and are only of a normal recurring nature. The results of operations for the four months ended June 30, 2004 are not necessarily indicative of the results of operations for the year ending February 28, 2005.

The summary of significant accounting policies presented below is designed to assist in understanding the Company's consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to GAAP in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, among others, income taxes and the realization of inventories, intangible assets, and long-lived assets. Actual results could materially differ from these estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term investments, with original maturities of three months or less when purchased, to be cash equivalents.

--------------------------------------------------------------------------------
Page F-7

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

CONCENTRATIONS OF CREDIT RISKS

The financial instrument that potentially exposes the Company to a concentration of credit risk principally consists of cash. The Company places its cash with high credit financial institutions, principally in the Republic of South Africa. This country does not have any institutional depository insurance comparable to the United States, which insures bank balances up to $100,000. At February 29, 2004 and June 30, 2004, the Company's bank balances approximated $340,000 and $405,000, respectively.

The Company requires no collateral from its customers, and performs ongoing credit evaluations of its customers' financial condition. Credit risk with respect to accounts receivable is limited because of the large number of customers included in the Company's customer base and the geographic dispersion of those customers. The Company also performs periodic reviews of collectibility and provides an allowance for doubtful accounts receivable. Management considers the allowance for doubtful accounts at February 29, 2004 and June 30, 2004 of approximately $14,000 and $7,000, respectively, to be adequate.

The following table lists suppliers with more than 10% of the Company's purchases for each of the following periods:


                                  YEAR ENDED        %    FOUR MONTHS ENDED   %
       SUPPLIER NAME           FEBRUARY 29, 2004           JUNE 30, 2004
--------------------------------------------------------------------------------
Trimble Navigation Int'l Ltd.         $3,354,000    57        $1,208,000    41
Rohlig-Grindrod (Pty) Ltd.               909,000    15           397,000    14
Siemens Ltd.                                  --                 400,000    14

OTHER RISKS AND UNCERTAINTIES

A major portion of the Company's business is the application of GPS positioning technology to terrestrial applications. GPS is a system of 24 orbiting satellites and associated ground control that is funded and maintained by the US Government; this system has been fully operational since March 1995. A significant reduction in the number of operating satellites would impair the current ability of the GPS system, and the growth of existing and potential market opportunities. In addition, the US Government may not remain committed to the operation and maintenance of the GPS satellites over an extended period, and the policy of the US Government for the world-wide use of GPS without charge may change.

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Page F-8

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

OTHER RISKS AND UNCERTAINTIES (continued)

Since many of the Company's sales and purchasing transactions are denominated in currencies other than the South African Rand, the Company is exposed to foreign currency risk. The Company does not hedge foreign currency exchange rate risk.

Under the currency controls of the Republic of South Africa overseas remittances are subject to the review and approval of the Central Banking Authorities.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or estimated market, and consist of raw material, work in process and finished goods. Market is determined by comparison with recent sales or net realizable value. Net realizable value is based on management's forecasts for sales of the Company's products or services in the ensuing years and/or consideration and analysis of changes in the customer base, product mix, or other issues that may impact the estimated net realizable value. Should the demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventories could be substantially less than reflected in the accompanying consolidated balance sheets.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, and are depreciated using both the straight-line method and the accelerated method over the estimated useful lives of the related assets, which generally range from three to five years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in results of operations.

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Page F-9

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

LONG-LIVED ASSETS

In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 144, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS No. 144 also requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell. The provisions of this statement for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated commitments to sell such assets, as defined, by management. As a result, management cannot determine the potential effects that adoption of SFAS No. 144 will have on the Company's consolidated financial statements with respect to any future disposal decisions.

As of February 29, 2004 and June 30, 2004, management has determined that no such impairment exists and therefore, no adjustments have been made to the carrying values of long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's services and products will continue which could result in impairment of long-lived assets in the future.

BUSINESS COMBINATIONS

SFAS No. 141, "BUSINESS COMBINATIONS," which is effective for transactions initiated after June 30, 2001, eliminates the pooling of interest method of accounting for business combinations and requires that all business combinations occurring after July 1, 2001 be accounted for using the purchase method. The adoption of SFAS No. 141 did not have an impact on the Company's consolidated financial statements.

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Page F-10

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INTANGIBLE ASSETS

SFAS No. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS", which is effective for fiscal years beginning after December 15, 2001, addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized, but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives. SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS No. 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition. The principal effect of SFAS No. 142 on the Company's accompanying consolidated financial statements is that the goodwill described in Note 5 is not required to be amortized.

REVENUE RECOGNITION

The Company's revenues are recorded in accordance with the Securities and Exchange Commission's (the "SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition." The Company recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is reasonably assured. In instances where final acceptance of the product is specified by the customer or is uncertain, revenue is deferred until all acceptance criteria have been met.

Revenues from purchased extended warranty and support agreements are deferred and recognized ratably over the term of the warranty/support period. Substantially all technology licenses have consisted of initial license fees and royalties, which were recognized when earned, provided the Company has no remaining obligations.

Contracts and customer purchase orders are generally used to determine the existence of an arrangement. Shipping documents and customer acceptance, when applicable, are used to verify delivery. The Company assesses whether the fee is fixed or determinable based on the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment. The Company assesses collectibility based primarily on the credit worthiness of the customer as determined by credit checks and analysis, as well as the customer's payment history.

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Page F-11

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

REVENUE RECOGNITION (continued)

The Company's orders are generally shipped FOB destination, which means that such orders are not recognized as revenue until the product is delivered and title has transferred to the buyer . FOB destination means that the Company bears all costs and risks of loss or damage to the goods prior to their delivery.

Revenue from distributors and resellers is recognized upon delivery, assuming that all other criteria for revenue recognition have been met. Distributors and resellers do not have a right of return.

When a sale involves multiple elements, the arrangement fee is allocated to each respective element based on its relative estimated fair value and recognized when revenue recognition criteria for each element are met. The amount of product revenue allocated to an individual element is limited to the lesser of its relative fair value or the amount not contingent on the Company's delivery of other elements under the arrangement, regardless of the probability of the Company's performance.

WARRANTY RESERVE

The Company's products are generally covered by a manufacturer's warranty for periods ranging from one to two years. The Company's estimate of the cost to service its warranty obligations is immaterial to the consolidated financial statements, and is included in operating expenses in the accompanying consolidated statements of operations.

ADVERTISING

The Company expenses the cost of advertising as incurred. Advertising costs for the periods included in the accompanying consolidated financial statement were immaterial, and are included in operating expenses in the accompanying consolidated statements of operations.

INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS No. 109, "ACCOUNTING FOR INCOME TAXES". SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the years in which the differences are expected to reverse (See Note 8).

--------------------------------------------------------------------------------
Page F-12

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

COMPREHENSIVE INCOME (LOSS)

The Company reports comprehensive income (loss) in accordance with SFAS No. 130, "REPORTING COMPREHENSIVE INCOME." SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized holding gains and losses, net of related tax effects, on available-for-sale securities to be included in comprehensive income until realized. Foreign currency translation gains and losses are included in comprehensive income/loss in the accompanying consolidated statements of operations and other comprehensive income (loss).

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred. The Company incurred approximately $381,000 and $0 of research and development expenses during the years ended February 29, 2004 and February 28, 2003, respectively. In addition, the Company incurred approximately $305,000 and $29,000 of research and development expenses during the four-month periods ended June 30, 2004 and 2003, respectively.

FAIR VALUES OF FINANCIAL INSTRUMENTS

SFAS No. 107 "DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS" requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. Management believes that the carrying amounts of the Company's financial instruments, consisting primarily of cash, accounts receivable, accounts payable and accrued liabilities approximated their estimated fair values as of February 29, 2004 and June 30, 2004, due to their short-term nature.

In the opinion of management, the fair value of related party transactions cannot be estimated without incurring excessive costs; for that reason, the Company has not provided such disclosure. Other information about such transactions (such as the carrying amount, the interest rate, and the maturity date) is provided, where applicable, elsewhere in these notes to consolidated financial statements.

SEGMENT INFORMATION

The Company discloses information regarding segments in accordance with SFAS No. 131, "DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION." SFAS No. 131 establishes standards for reporting of financial information about operating segments in annual financial statements, and requires reporting selected information about operating segments in interim financial reports (See
Note 12).

--------------------------------------------------------------------------------
Page F-13

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

STOCK BASED COMPENSATION

The Company accounts for stock-based compensation issued to employees using the intrinsic value based method as prescribed by Accounting Principles Board ("APB") Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." Under the intrinsic value based method, compensation expense is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," if fully adopted, changes the method of accounting for employee stock-based compensation to the fair value based method. For stock options and warrants, fair value is estimated using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant, stock volatility and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 is optional and the Company has elected to account for stock-based compensation issued to employees using APB No. 25; however, pro forma disclosures, as if the Company adopted the cost recognition requirement under SFAS No. 123, are required to be presented. For stock-based compensation issued to non-employees, the Company uses the fair value method of accounting under the provisions of SFAS No. 123.

FASB Interpretation No. 44 ("FIN 44"), "ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION, AN INTERPRETATION OF APB 25," clarifies the application of APB No. 25 for (a) the definition of employee for purpose of applying APB No. 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. .

SFAS No. 148, "ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE, AN AMENDMENT OF SFAS NO. 123," was issued in December 2002 and is effective for fiscal years ending after December 15, 2002. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

--------------------------------------------------------------------------------
Page F-14

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

STOCK BASED COMPENSATION (continued)

As of February 29, 2004 and June 30, 2004, the Company did not have any stock option plans and had not issued any stock options or similar equity instruments.

BASIC AND DILUTED EARNINGS (LOSS) PER COMMON SHARE

The Company computes earnings (loss) per common share using SFAS No. 128 "EARNINGS PER SHARE". Basic earnings (loss) per share is computed by dividing net income/loss available to common shareholders by the weighted average number of common shares outstanding for the reporting periods. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts (such as stock options and warrants to issue common stock) were exercised or converted into common stock. There were no dilutive potential common shares outstanding at February 29, 2004 or June 30, 2004 because the Company had not issued any stock options or warrants.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

SFAS No. 143, "ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS," establishes standards associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for financial statements for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 did not have an impact on the Company's consolidated financial statements.

SFAS No. 146, "ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES," is effective for such activities initiated after December 31, 2002. Activities of this type include restructurings (such as relocation of a business and fundamental reorganizations of a business itself), which may give rise to costs such as contract cancellation provisions, employee relocation and one-time termination costs. SFAS No. 146 prohibits liability recognition based solely on management's intent, and requires that liabilities be measured at estimated fair value. The adoption of SFAS No. 146 did not have an impact on the Company's consolidated financial statements.

In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the estimated fair value of the obligation undertaken in issuing the guarantee.

--------------------------------------------------------------------------------
Page F-15

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (continued)

The initial recognition and measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the disclosure requirements became applicable in 2002. The requirements of this pronouncement did not materially affect the Company's consolidated financial statements.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities, or "VIEs") and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either: (1) the equity investors do not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures.

As amended in December 2003, the effective dates of FIN No. 46 for public entities that are small business issuers, as defined ("SBIs"), are as follows:
(a) For interests in special-purpose entities: periods ended after December 15, 2003; and (b) For all other VIEs: periods ending after December 15, 2004. The December 2003 amendment of FIN No. 46 also includes transition provisions that govern how an SBI which previously adopted the pronouncement (as it was originally issued) must account for consolidated VIEs. The Company is evaluating the effects of FIN No. 46 (as amended) on its future consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, "Amendments of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133.

This pronouncement is effective for contracts entered into or modified after June 30, 2003 (with certain exceptions), and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on the Company's consolidated financial statements.

--------------------------------------------------------------------------------
Page F-16

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (continued)

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position ("FSP") FAS 150-3 ("FSP 150-3"), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatorily redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150's measurement guidance for other types of mandatorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 (as amended) on the aforementioned effective dates. The adoption of this pronouncement did not have a material impact on the Company's results of operations or financial condition.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

3. INVENTORIES

Inventories consisted of the following as of:

                             February 29,           June 30,
                                 2004                 2004
                             -----------          -----------
Raw materials                $    21,239          $   292,122
Work-in-process                    6,047               81,077
Finished goods                 1,668,344            1,691,396
Inventory markdowns
                                 (61,848)             (28,869)
                             -----------          -----------

                             $ 1,633,782          $ 2,035,726
                             ===========          ===========

--------------------------------------------------------------------------------
Page F-17

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

4. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of:

                                        February 29,        June 30,
                                            2004              2004
                                         ---------          ---------
Machinery and equipment                  $ 136,423          $ 147,862
Furniture and equipment                    503,828            593,619
Automobiles                                 99,369             96,495
                                         ---------          ---------
                                           739,620            837,976
Accumulated depreciation                  (354,458)          (400,086)
                                         ---------          ---------
                                         $ 385,162          $ 437,890
                                         =========          =========

5. ACQUISITIONS

OVERVIEW

In order to allocate the purchase price of the acquisitions described below, the Company engaged a third-party US valuation firm to estimate the fair value of the acquirees' net assets. Based on these independent valuations, the purchase price allocations as of the effective dates of the transactions discussed in this note are summarized below:

               Accounts receivable, net                   $ 1,546,190
               Property and equipment, net                    185,348
               Other assets                                 2,026,868
               Customer relationships                       1,660,617
               Completed technologies                         109,998
               In-process research and development            102,578
               Other identifiable intangible assets            14,208
               Goodwill                                       846,224
               Less liabilities assumed                   (2,492,031)
                                                          -----------
                                                          $ 4,000,000
                                                          ===========

--------------------------------------------------------------------------------
Page F-18

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

5. ACQUISITIONS (continued)

The estimated fair value allocated to customer relationships is being amortized over a weighted average useful life of approximately 6.5 years. The estimated fair value allocated to completed technologies is being amortized over useful lives ranging from approximately one to five years.

ASTRATA SOUTH AFRICA (PTY) LTD.

Effective December 1, 2002, the Company acquired all of the issued and outstanding capital stock of Astrata South Africa (Pty) Ltd. [then known as Optron (Pty) Limited] ("Astrata SA") for an all-cash purchase price of approximately $x.x million. Astrata SA is a company in the telematics and GPS industry focused on advanced location-based IT products and services that combine positioning, wireless communications, and information technologies. Based on the independent valuation described above, the purchase price was allocated to the net assets of Astrata SA as follows:

               Accounts receivable, net                 $ 1,303,294
               Property and equipment, net                  130,245
               Other assets                               1,613,364
               Customer relationships                       795,329
               Other identifiable intangible assets          14,208
               Goodwill                                     143,477
               Less liabilities assumed                 (1,999,917)
                                                        -----------
                                                        $ 2,000,000
                                                        ===========

The principal reasons that the Company agreed to pay a purchase price for Astrata SA in excess of its recorded net assets plus the estimated fair value of the identifiable intangible assets were (i) the acquiree's history of profits over an extended period of time, and (ii) an opportunity to enter the emerging telematics market. Given that Astrata SA had been profitable for 15 of the preceding 17 years, management concluded that the purchase price was reasonable under the circumstances.

--------------------------------------------------------------------------------
Page F-19

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

5. ACQUISITIONS (continued)

ASTRATA SYSTEMS (PTY) LTD.

Effective November 1, 2003, a wholly-owned subsidiary of the Company (the "Subsidiary") acquired all of the issued and outstanding capital stock of Astrata Systems (Pty) Ltd. [then known as Nicon Systems (Pty) Limited] ("Astrata Systems") for a total purchase price of approximately $2 million. Astrata Systems is a South African company engaged in the design and manufacture of products for the GPS and telematics markets. Based on the independent valuation described above, the purchase price was allocated to the net assets of Astrata Systems as follows:

               Accounts receivable, net                $   242,896
               Property and equipment, net                  55,103
               Other assets                                413,504
               Customer relationships                      865,288
               Completed technology                        109,998
               In-Process research and development         102,578
               Goodwill                                    702,747
               Less liabilities assumed                   (492,114)
                                                       -----------
                                                       $ 2,000,000
                                                       ===========
               Consideration:
                   Cash paid                               600,000
                   Redeemable preferred stock            1,400,000
                                                       -----------
                                                       $ 2,000,000
                                                       ===========


The principal reasons that the Company agreed to pay a purchase price for Astrata Systems in excess of its recorded net assets plus the estimated fair value of the identifiable intangible assets were its strong telematics research and development team, the manufacturing and marketing expertise of Astrata Systems, and its product lines.

--------------------------------------------------------------------------------
Page F-20

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

5. ACQUISITIONS (continued)

As amended in June 2004, the Company's merger agreement with Astrata Systems (the "Agreement") provides that the agreed-upon total purchase price is comprised of the following:

         $2 million, which was satisfied by (a) paying $600,000 in cash and (b) the Subsidiary issuing 1.4 million shares of its non-voting redeemable preferred stock with a par value of $1/share (the "initial preferred shares"); plus approximately$72, 000 of additional consideration, which was satisfied by the Subsidiary issuing 71,776 additional shares of non-voting redeemable preferred stock with a par value of $1.00/share.

The purchase price in the Astrata Systems acquisition was the result of an arm's-length negotiation among unrelated parties. Thus, management has concluded that the estimated fair value of the Subsidiary's initial preferred shares approximated $1.4 million as of November 1, 2003, and has measured the purchase price accordingly. None of the Subsidiary's outstanding common or preferred stock is publicly traded.

Under the terms of the Agreement, the significant rights and privileges of the Subsidiary's initial preferred shares are as follows:

         The initial preferred shares accrue dividends at an annual rate of 2%, and are redeemable at the option of the preferred stockholders in annual increments from November 2004 to November 2007 at 100% of the par value. The liquidation preference of the initial preferred shares is equal to the par value until August 30, 2008; thereafter, the liquidation preference increases to 125% of the par value.

The Company has reported the Subsidiary's preferred stock described above as minority interest in the accompanying consolidated balance sheets.

Management concluded that the above research and development ("R+D") asset did not have any alternative future use as of November 1, 2003. Thus, the estimated fair value of approximately $103,000 allocated to in-process R+D was immediately expensed.

Certain condensed unaudited pro forma financial information is presented in the following table, based on the assumption that the acquisitions described above occurred at the beginning of the years ended February 29, 2004 and February 28, 2003:

                                     February 29,      February 28,
                                         2004             2003
                                     ------------      ------------
Revenue                              $12,841,000       $ 3,708,000
Net income                               438,000            10,000
Earnings per common share                  87.56              1.95

--------------------------------------------------------------------------------
Page F-21

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

5. ACQUISITIONS (continued)

The pro forma fiscal 2004 net income excludes the purchased in-process R+D asset (see above) that was written off in the historical consolidated statement of operations because such adjustment is of a non-recurring nature.

The pro forma financial information set forth above is not necessarily indicative of the Company's results of operations for any past or future period.

6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following as of:

                                                February 29,      June 30,
                                                    2004            2004
                                                -----------      ----------
Accounts payable                                 $2,440,264      $2,420,813
Taxes payable                                       205,084         205,084
Other liabilities                                        --         163,869
Current portion of capital lease obligations          9,838             742
                                                 ----------      ----------

                                                 $2,655,186      $2,790,508
                                                 ==========      ==========

7. LONG TERM DEBT

Long-term debt consisted of the following as of:

                                                February 29,        June 30,
                                                    2004              2004
                                                  ---------        ---------
Note payable                                      $ 600,000        $ 600,000
Capital lease obligations                            10,400              742
Less: current portion of capital
      lease obligations                              (9,838)            (742)
                                                  ---------        ---------

                                                  $ 600,562        $ 600,000
                                                  =========        =========

The note payable is unsecured, and bears interest at 4% per annum, calculated annually in arrears. The note and all interest thereon are due November 2006.

The capital lease obligations are payable in monthly installments with interest rates ranging from approximately 11% to 17%.
--------------------------------------------------------------------------------
Page F-22

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------


8. INCOME TAXES

The Company did not incur any U.S. Federal or State income taxes during the periods reported in the accompanying consolidated statements of operations because none of the Company's operations were conducted in the United States during those periods.

The income tax provision (benefit) for the periods included in the accompanying statements of operations is comprised of current income taxes assessed by the Republic of South Africa at a statutory rate of 30%, and deferred income taxes as described in the following paragraph. The principal reasons that the income tax provision for the periods included in the accompanying statements of operations differs from income taxes computed at the U.S. federal statutory rate of 34% are (a) the foreign tax rate differential, (b) in-process research and development ("R&D") assets expensed at acquisition (see below), and (c) other permanent differences which are individually immaterial.

Since the business combinations described in Note 5 were nontaxable transactions, the tax basis of identifiable intangible assets that arise in purchase accounting is zero. A $535,000 deferred tax liability, which has been charged to goodwill, has been reflected in the accompanying consolidated financial statements to account for the tax effect of the non-deductible amortization of identifiable intangible assets (other than purchased in-process R&D, which was expensed on a pre-tax basis at acquisition). The deferred tax liability is relieved by crediting deferred income tax expense as the related assets are amortized for financial reporting purposes.



--------------------------------------------------------------------------------
Page F-23

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

9. EQUITY TRANSACTIONS

ADDITIONAL PAID-IN CAPITAL

In September 2003, Pointe Capital Limited ("Pointe"), then the Company's sole stockholder, agreed to invest $2 million in the Company in exchange for an additional equity interest. Since the Company did not issue any capital stock to Pointe in connection with this transaction, such investment has been reflected as additional paid-in capital in the accompanying consolidated balance sheets. The Company used the funds to retire a promissory note that was due to Pointe Capital Ltd.

ISSUANCE OF PREFERRED STOCK BY SUBSIDIARY

During the year ended February 29, 2004, a wholly-owned subsidiary of the Company issued approximately 1.5 million shares of non-voting preferred stock in connection with an acquisition; see Note 5 for additional information.

10. RELATED PARTY TRANSACTIONS

The Company currently leases facilities from an entity controlled by two directors of a subsidiary of the Company as an operating leases expiring in 2006. The annual rent is subject to adjustment based on the terms of the leases. The consolidated statements of operations include expenses from these leases of approximately $41,000 and $0 for the years ended February 29, 2004 and February 28, 2003, respectively; and approximately $30,000 and $0 for the four-month periods ended June 30, 2004 and 2003, respectively.

11. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company occupies facilities under operating lease agreements expiring on various dates through December 2007 with monthly payments ranging from approximately $600 to $9000. Certain leases include future rental escalations and renewal options. As of June 30, 2004, future minimum payments under operating leases approximated the following for the fiscal years ending February 28 listed below:

                           2005           $   193,000
                           2006               180,000
                           2007                29,000
                           2008                 3,000
                                          -----------
                                          $   405,000
                                          ===========

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Page F-24

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

11. COMMITMENTS AND CONTINGENCIES (continued)

OPERATING LEASES (continued)

Rent expense for the years ended February 29, 2004 and February 28, 2003 approximated $141,000 and $76,000, respectively. In addition, rent expense for the four-month periods ended June 30, 2004 and 2003 was approximately $30,000 and $28,000, respectively. Rent expense is included in selling, general, and administrative expenses in the accompanying consolidated statements of operations.

INVESTMENT IN AFFILIATE

In October 2003, Astrata SA (a wholly-owned subsidiary of the Company) entered into an agreement with Barloworld Equipment (Pty) Limited ("Barloworld"), the exclusive distributor for Caterpillar Corporation in South Africa. Such
agreement  established a new corporate entity,  Barloworld  Optron  Technologies
(Pty) Limited ("BOT"), which is owned 50% each by Barloworld and Astrata SA. Barloworld's core business is the sale, rental, service and maintenance of new and used Caterpillar commercial equipment and related parts in South Africa and certain other African countries. The principal business of BOT is the supply of products and services to the mining industry in southern Africa.

BOT's initial capitalization will principally consist of interest-bearing loans by the stockholders represented by (i) a contribution of inventory by Astrata SA with an agreed-upon value of approximately $204,000 and (ii) an equal amount in cash to be provided by Barloworld as needed for working capital requirements.

LEGAL MATTERS

From time to time, the Company may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations or discrimination or breach of contract actions incidental to the normal operations of the business. The Company is not currently involved in any litigation which management believes could have a material adverse effect on its financial position or result of operations.

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Page F-25

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

12. SEGMENT REPORTING

The Company operates in the following three reporting segments:

GEOMATICS - Products, accessories and services related to the business of measurement and setting out (i.e. Survey, Mapping + GIS) and precise position monitoring (such as scanning excavations and industrial plants).


MACHINE GUIDANCE - Products, accessories and services related to the business of guiding, controlling and monitoring machinery, including moving machinery such as graders, dump trucks and drills as well as all the agricultural products, which have tractor and crop-spraying guidance in them.


TELEMATICS - Products, accessories and services related to the business of remote monitoring of assets - covering track-and-trace as well - whereby position, attributes, status and communication are involved.

Total assets, revenues and gross profit for each of the Company's reportable segments in addition to a reconciliation from the gross profit of the three operating segments to the Company's consolidated operating income are presented below:

TWELVE MONTHS ENDING FEBRUARY 29, 2004:

---------------------------------------------------------------------------
                                    Machine
                      Geomatics     Guidance     Telematics    Consolidated
---------------------------------------------------------------------------
Total assets         $4,424,798    $1,427.354    $1,284,619     $7,136,771
---------------------------------------------------------------------------
Revenue              $6,209,143    $2,044,051    $1,783,609    $10,036,803
---------------------------------------------------------------------------
Gross profit          2,548,219       871,612       948,577      4,368,408
---------------------------------------------------------------------------
Operating expenses                                               4,265,326
---------------------------------------------------------------------------
Operating income                                                  $103,082
---------------------------------------------------------------------------

FOUR MONTHS ENDING JUNE 30, 2004:

---------------------------------------------------------------------------
                                     Machine
                      Geomatics      Guidance     Telematics   Consolidated
---------------------------------------------------------------------------
Total assets          $4,529,477    $1,416,122    $1,315,009    $7,305,608
---------------------------------------------------------------------------
Revenue               $2,722,921      $608,474    $1,084,810    $4,416,205
---------------------------------------------------------------------------
Gross profit             956,492       245,098       572,769     1,774,359
---------------------------------------------------------------------------
Operating expenses                                               1,866,499
---------------------------------------------------------------------------
Operating loss                                                  $(112,140)
---------------------------------------------------------------------------

--------------------------------------------------------------------------------
Page F-26

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

13. SUBSEQUENT EVENTS (Unaudited)

MERGER WITH PUBLIC "SHELL" COMPANY IN THE UNITED STATES

     THE MERGER TRANSACTION

On January 15, 2003, Cetalon Corporation ("Cetalon") filed a petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Central District of California, Los Angeles Division, Case No. LA 03-11306-VZ. After a hearing on May 27, 2004, the Bankruptcy Court entered an order confirming Cetalon's Second Amended Disclosure Statement and Plan of Reorganization (the "Plan") followed by confirmation of the Plan by the Bankruptcy Court on May 28, 2004. On June 8, 2004, the Plan became effective (the "Effective Date"), and the Cetalon Corporation Liquidating Trust (the "Trust") was created.

Pursuant to the Plan, all equity interests of Cetalon that existed prior to the Effective Date (including, but not limited to, common stock, warrants, conversion rights under debt agreements and options) were cancelled on the Effective Date. If all unpaid creditor claims that were assigned to the Trust are satisfied in full with interest, Cetalon's pre-petition equity holders will be entitled to a pro rata distribution of any remaining Trust assets based on their pre-petition ownership of Cetalon.

Under the terms of the Plan, effective August 2, 2004 Cetalon combined with (i) Cadogan Investments Limited ("Cadogan"), a London-based company that owns Astrata South Africa (Pty) Limited, a South African company ("Astrata SA"); and
(ii) Astrata Technologies, Inc. ("Astrata Technologies"), a Nevada corporation. The subsidiaries of Astrata Technologies, which have only been established very recently, are located in Singapore, Malaysia, Brunei and England (collectively, the "Merger Transaction"). As of August 2, 2004, Astrata Technologies was merged into Cetalon and the subsidiaries of Astrata Technologies became legal subsidiaries of Cetalon. From June 1, 2004 to August 1, 2004, Cetalon was essentially a dormant entity.

Cetalon issued (i) approximately 6,275,000 post-Effective Date common shares to the stockholders of Cadogan, and (ii) 1,800,000 post-Effective Date common shares to the stockholders of Astrata Technologies in exchange for 100% ownership of those two entities. Cetalon issued an additional 156,000 post-Effective Date shares of common stock to the Trust for distribution pursuant to the terms of the Plan (62,400 shares for pro rata distribution to Class 2 creditors, and 93,600 shares for other creditors and Trust expenses). Cetalon also issued an additional 1,560,000 post-Effective Date shares of common stock in satisfaction of approximately $53,000 of administrative-claim notes payable and accrued interest.

As a result of the cancellation of all pre-petition equity instruments and the issuance of the post-Effective Date common shares of Cetalon, a change in control occurred.

--------------------------------------------------------------------------------
Page F-27

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

13. SUBSEQUENT EVENTS (Unaudited) (continued)

     REVERSE MERGER ACCOUNTING

Because of the structure of the Merger Transaction, Cetalon's acquisition of Cadogan and Astrata Technologies will be accounted for as a "reverse merger" by Cetalon because the stockholders of Cadogan and Astrata Technologies, as the legal acquirees, obtained more than 50% voting control of Cetalon, the legal acquiror. Since the shareholders of Cadogan obtained more than 50% voting control of Cetalon, for accounting purposes Cadogan will be treated as the continuing reporting entity and as the accounting acquiror in the merger. This accounting treatment resulted in Cetalon adopting the February 28 fiscal year-end of Cadogan. In connection with the transactions described above, on August 2, 2004 Cetalon changed its name to Astrata Group Incorporated (the "Astrata Group").

Subsequent to the closing of the Merger Transaction, the historical consolidated statements of operations will be those of the Astrata Group and its majority-owned subsidiaries. The consolidated balance sheets will consist of the net assets of the aforementioned entities reported at historical cost. All capital stock shares and amounts and per share data will be retroactively restated to reflect the exchange ratio in the Merger Transaction.

Because a public shell reverse merger is not considered a "business combination" as defined by GAAP - and given the manner of the financial statement presentation described in the preceding paragraph, management has determined that pro forma financial statements are not required under the circumstances. In addition, since Cetalon's net assets on August 2, 2004 were immaterial to the Company's June 30, 2004 consolidated stockholders' equity, the Company's June 30 2004 pro forma stockholders' equity has not been reported herein. Excluding bankruptcy-related activities, Cetalon's operations for the period June 1, 2003 to August 1, 2004 are immaterial to consolidated financial statements of Cadogan and its subsidiaries.

PROPOSED ACQUISITION

A wholly-owned subsidiary of Astrata Group has entered into an agreement to acquire the assets, business, name and intellectual property of Nanini 209 CC (doing business as "SureTrack"). SureTrack's primary business in the telematics sector is the sale or rental of equipment and tracking software, along with providing airtime and associated services. The primary geographic operating areas of the target entity are South Africa and other sub-Saharan African countries. Management expects that all closing conditions will be met during the quarter ending November 30, 2004. However, under the terms of the related agreement, the Company is not obligated to consummate this transaction until all such conditions are satisfied by the seller.

--------------------------------------------------------------------------------
Page F-28

--------------------------------------------------------------------------------
                  CADOGAN INVESTMENTS LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       February 29, 2004 and June 30, 2004
--------------------------------------------------------------------------------

13. SUBSEQUENT EVENTS (Unaudited) (continued)

PRIVATE PLACEMENT OF SECURITIES

In September 2004, Astrata Group agreed in principle to enter into a series of agreements, pursuant to which a stockholder (who then beneficially owned approximately six percent of Astrata Group's outstanding common stock) lent $1.5 million to the Company. The principal is due upon fifteen days' written demand, but no later than March 2005. Interest at the rate of 15%, compounded annually, is due and payable concurrently with the principal. Astrata Group also agreed to grant the stockholder two-year warrants (which vested and became fully exercisable on the grant date) to purchase up to 48,000 shares of Astrata Group's common stock at an exercise price of $2.00 per share. In connection with the agreement to grant the warrants, Astrata Group also agreed to provide certain registration rights for the shares underlying the warrants and for those shares then owned by the stockholder for a period not to exceed five years. The agreement to register such stock with the SEC is not expected to contain any specific deadlines or financial penalties relating to the filing or effectiveness of a registration statement that registers any of the stockholder's shares. The transaction described above constituted an exempt offering under Rule 506 of Regulation D to a single accredited investor.

--------------------------------------------------------------------------------
Page F-29